Department of the Treasury
Internal Revenue Service
P. O. Box 2508                       In reply refer to:  31015012
CINCINNATI OH  45201-0000                 MAY 12, 1986  LTR 835C
                                          31-0785108P           Y
                                                            02926

WENDYS INTERNATIONAL INC
% ANTHONY C. CIRIACO
PO BOX 1008 52 EAST GAY STREET
COLUMBUS OH  43216


District Office Code and
Case Serial Number:  315262056 EP
Name of Plan:  Profit Sharing & Savings Plan
             =
Application Form:  5301
Employer Identification Number:  31-0785108
Plan Number:  001
File Number:  310012360

Dear Applicant:

Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

The enclosed document describes some events that could occur after your receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your or your representative's letter dated Apr. 01, 1986. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

All correspondence should be sent to the address on the front of this letter.

If you have any questions, please contact D. Mecili at 513-684-
2337.

Department of the Treasury
Internal Revenue Service                                 31015012
                                            May 12, 1986  LTR 835C
                                            31-0785108P         Y
                                                            02927

WENDYS INTERNATIONAL INC
% ANTHONY C CIRIACO
PO BOX 1008 52 EAST GAY STREET
Columbus OH  43216




                              Sincerely yours,

                              /s/ JAMES J. RYAN

                              James J. Ryan

                              District Director

Enclosure(s):
Pub. 794
OPWBP 515